FUND PARTICIPATION AGREEMENT

         THIS AGREEMENT made as of the 24th day of January, 2001, by and between NEUBERGER BERMAN ADVISERS MANAGEMENT TRUST ("TRUST"), NEUBERGER BERMAN MANAGEMENT INC. ("NB MANAGEMENT"), a New York corporation, and SECURITY BENEFIT LIFE INSURANCE COMPANY ("LIFE COMPANY"), a life insurance company organized under the laws of the State of Kansas.

         WHEREAS, TRUST is registered with the Securities and Exchange Commission ("SEC") under the Investment Company Act of 1940, as amended ("40 Act") as an open-end, diversified management investment company; and

         WHEREAS, TRUST is organized as a series fund comprised of several portfolios ("Portfolios"), the currently available of which are listed on Appendix A hereto; and

         WHEREAS, TRUST was organized to act as the funding vehicle for certain variable life insurance and/or variable annuity contracts ("Variable Contracts") offered by life insurance companies through separate accounts of such life insurance companies ("Participating Insurance Companies") and also offers its shares to certain qualified pension and retirement plans; and

         WHEREAS, TRUST has received an order from the SEC, dated May 5,1995 (File No. 812-9164), granting Participating Insurance Companies and their separate accounts exemptions from the provisions of Sections 9(a), 13(a), 15(a) and 15(b) of the '40 Act, and Rules 6e-2(b)(15) and 6e-3(T)(b)(15) thereunder, to the extent necessary to permit shares of the Portfolios of the TRUST to be sold to and held by variable annuity and variable life insurance separate accounts of both affiliated and unaffiliated life insurance companies and certain qualified pension and retirement plans (the "Order"); and

         WHEREAS, LIFE COMPANY has established or will establish one or more separate accounts ("Separate Accounts") to offer Variable Contracts and is desirous of having TRUST as one of the underlying funding vehicles for such Variable Contracts; and

         WHEREAS, NB MANAGEMENT is registered with the SEC as an investment adviser under the Investment Advisers Act of 1940 and as a broker-dealer under the Securities Exchange Act of 1934, as amended; and

         WHEREAS, NB MANAGEMENT is the investment manager and administrator of the Portfolios of the Trust and distributor of the shares of each Portfolio of TRUST; and

         WHEREAS, to the extent permitted by applicable insurance laws and regulations, LIFE COMPANY intends to purchase shares of TRUST to fund the aforementioned Variable Contracts and TRUST is authorized to sell such shares to LIFE COMPANY at net asset value;

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         NOW, THEREFORE, in consideration of their mutual promises, LIFE
COMPANY, TRUST, and NB MANAGEMENT agree as follows:

Article I. SALE OF TRUST SHARES

         1.1 TRUST agrees to make available to the Separate Accounts of LIFE COMPANY shares of the selected Portfolios as listed in Appendix B for investment of proceeds from Variable Contracts allocated to the designated Separate Accounts, such shares to be offered as provided in TRUST's Prospectus.

         1.2 TRUST agrees to sell to LIFE COMPANY those shares of the selected Portfolios of TRUST which LIFE COMPANY orders, executing such orders on a daily basis at the net asset value next computed after receipt by TRUST or its designee of the order for the shares of TRUST. For purposes of this Section 1.2, LIFE COMPANY shall be the designee of TRUST for receipt of such orders from LIFE COMPANY and receipt by such designee shall constitute receipt by TRUST; provided that TRUST receives notice of such order by 9:30 a.m. New York time on the next following Business Day. "Business Day" shall mean any day on which the New York Stock Exchange is open for trading and on which TRUST calculates its net asset value pursuant to the rules of the SEC.

         1.3 TRUST agrees to redeem for cash, on LIFE COMPANY's request, any full or fractional shares of TRUST held by LIFE COMPANY, executing such requests on a daily basis at the net asset value next computed after receipt by TRUST or its designee of the request for redemption. For purposes of this Section 1.3, LIFE COMPANY shall be the designee of TRUST for receipt of requests for redemption from LIFE COMPANY and receipt by such designee shall constitute receipt by TRUST; provided that TRUST receives notice of such request for redemption by 9:30 a.m. New York time on the next following Business Day.

         1.4 TRUST shall furnish, on or before the ex-dividend date, notice to LIFE COMPANY of any income dividends or capital gain distributions payable on the shares of any Portfolio of TRUST. LIFE COMPANY hereby elects to receive all such income dividends and capital gain distributions as are payable on a Portfolio's shares in additional shares of the Portfolio. TRUST shall notify LIFE COMPANY of the number of shares so issued as payment of such dividends and distributions. LIFE COMPANY reserves the right to revoke this election by written notice to the Trust.

         1.5 TRUST shall make the net asset value per share for the selected Portfolio(s) available to LIFE COMPANY on a daily basis as soon as reasonably practicable after the net asset value per share is calculated but shall use its best efforts to make such net asset value available by 6:30 p.m. New York time. If TRUST provides LIFE COMPANY with materially incorrect share net asset value information through no fault of LIFE COMPANY, LIFE COMPANY on behalf of the Separate Accounts, shall be entitled to an adjustment to the number of shares purchased or redeemed to reflect the correct share net asset value. Any material error (determined in accordance

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with SEC guidelines) in the calculation of net asset value per share, dividend or capital gain information shall be reported promptly upon discovery to LIFE COMPANY. In the event that such material error is the result of the Trust's (or its designated agents) gross negligence, the Trust shall also be responsible for any of LIFE COMPANY's administrative or other costs or losses incurred in correcting Variable Contract Owner accounts.

         1.6 At the end of each Business Day, LIFE COMPANY shall use the information described in Section 1.5 to calculate Separate Account unit values for the day. Using these unit values, LIFE COMPANY shall process each such business day's Separate Account transactions based on requests and premiums received by it by 4:00 p.m. New York time to determine the net dollar amount of TRUST shares which shall be purchased or redeemed at that day's closing net asset value per share. The net share purchase or redemption orders so determined shall be transmitted to TRUST by LIFE COMPANY by 9:30 a.m. New York Time on the Business Day next following LIFE COMPANY's receipt of such requests and premiums in accordance with the terms of Sections 1.2 and 1.3 hereof.

         1.7 If LIFE COMPANY's order requests the net purchase of TRUST shares, LIFE COMPANY shall pay for such purchase by wiring federal funds to TRUST or its designated custodial account on the day the order is actually transmitted by LIFE COMPANY by 3 p.m. New York Time. If LIFE COMPANY's order requests a net redemption resulting in a payment of redemption proceeds to LIFE COMPANY, TRUST shall wire the redemption proceeds to LIFE COMPANY on the day the order is actually transmitted by LIFE COMPANY by 3 p.m. New York Time unless doing so would require TRUST to dispose of portfolio securities or otherwise incur additional costs, but in such event, proceeds shall be wired to LIFE COMPANY within seven days and TRUST shall notify the person designated in writing by LIFE COMPANY as the recipient for such notice of such delay by 3:00 p.m. New York Time the same business day that LIFE COMPANY transmits the redemption order to TRUST. If LIFE COMPANY's order requests the application of redemption proceeds from the redemption of shares to the purchase of shares of another fund administered or distributed by NB MANAGEMENT, TRUST shall so apply such proceeds on the same Business Day that LIFE COMPANY transmits such order to TRUST.

         1.8 Notwithstanding Section 1.7, TRUST reserves the right to suspend the right of redemption or postpone the date of payment or satisfaction upon redemption consistent with Section 22(e) of the 40 Act and any rules thereunder.

         1.9 TRUST agrees that all shares of the Portfolios of TRUST will be sold only to Participating Insurance Companies which have agreed to participate in TRUST to fund their Separate Accounts and/or to certain qualified pension and other retirement plans, all in accordance with the requirements of Section 817(h) of the Internal Revenue Code of 1986, as amended ("Code") and Treasury Regulation 1.817-5. Shares of the Portfolios of TRUST will not be sold directly to the general public.

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         1.10 TRUST may refuse to sell shares of any Portfolio to any person, or suspend or terminate the offering of the shares of any Portfolio if such action is required by law or by regulatory authorities having jurisdiction or is, in the sole discretion of the Board of Trustees of TRUST, acting in good faith and in light of its fiduciary duties under federal and any applicable state laws, deemed necessary and in the best interests of the shareholders of such Portfolios.

Article II.  REPRESENTATIONS AND WARRANTIES

         2.1 LIFE COMPANY represents and warrants that it is an insurance company duly organized and in good standing under the laws of Kansas and that it has legally and validly established each Separate Account as a segregated asset account under such laws, and that Security Distributors, Inc., the principal underwriter for the Variable Contracts, is registered as a broker-dealer under the Securities Exchange Act of 1934.

         2.2 LIFE COMPANY represents and warrants that it has registered or, prior to any issuance or sale of the Variable Contracts, will register each Separate Account as a unit investment trust ("UIT") in accordance with the provisions of the '40 Act and cause each Separate Account to remain so registered to serve as a segregated asset account for the Variable Contracts, unless an exemption from registration is available.

         2.3 LIFE COMPANY represents and warrants that the Variable Contracts will be registered under the Securities Act of 1933 (the "`33 Act") unless an exemption from registration is available prior to any issuance or sale of the Variable Contracts and that the Variable Contracts will be issued and sold in compliance in all material respects with all applicable federal and state laws and further that the sale of the Variable Contracts shall comply in all material respects with state insurance law suitability requirements.

         2.4 LIFE COMPANY represents and warrants that the Variable Contracts are currently and at the time of issuance will be treated as life insurance, endowment or annuity contracts under applicable provisions of the Code, that it will maintain such treatment and that it will notify TRUST immediately upon having a reasonable basis for believing that the Variable Contracts have ceased to be so treated or that they might not be so treated in the future.

         2.5 LIFE COMPANY represents and warrants that it shall deliver such prospectuses, statements of additional information, proxy statements and periodic reports of the Trust as required to be delivered under applicable federal or state law and interpretations of federal and state securities regulators thereunder in connection with the offer, sale or acquisition of the Variable Contracts.

         2.6 TRUST represents and warrants that the Portfolio shares offered and sold pursuant to this Agreement will be registered under the '33 Act and sold in accordance with all applicable federal and state laws, and TRUST shall be registered under the '40 Act prior to and at the time of any issuance or sale of such shares. TRUST shall amend its registration statement under the '33 Act

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and the '40 Act from time to time as required in order to effect the continuous offering of its shares. TRUST shall register and qualify its shares for sale in accordance with the laws of the various states to the extent necessary to perform its obligations under this Agreement.

         2.7 TRUST represents and warrants that each Portfolio currently complies, and will continue to comply with the diversification requirements set forth in Section 817(h) of the Code, and the rules and regulations thereunder, including without limitation Treasury Regulation 1.817-5 (or any successor or similar provisions), and will notify LIFE COMPANY immediately upon having a reasonable basis for believing any Portfolio has ceased to comply or might not so comply and will immediately take all reasonable steps to adequately diversify the Portfolio to achieve compliance within the grace period afforded by Regulation 1.817-5.

         2.8 TRUST represents and warrants that each Portfolio invested in by the Separate Account is currently qualified as a "regulated investment company" under Subchapter M of the Code, that it maintain such qualification under Subchapter M (or any successor or similar provisions) and will notify LIFE COMPANY immediately upon having a reasonable basis for believing any Portfolio has ceased to so qualify or might not so qualify in the future.

         2.9 LIFE COMPANY hereby consents to the use by TRUST of the name and telephone number of LIFE COMPANY and to the reference by TRUST to the relationship between LIFE COMPANY and TRUST as part of an informational page on TRUST'S site on the World Wide Web portion of the Internet. The LIFE COMPANY hereby further consents to TRUST'S establishing a link between TRUST'S site and LIFE COMPANY's site from the same place that LIFE COMPANY is listed on TRUST'S site as described in the preceding sentence.

         2.10 The Trust represents that to the extent that it decides to finance distribution expenses pursuant to Rule 12b-1 under the 1940 Act, it will have a board of trustees, a majority of whom are not interested persons of the Trust, to formulate and approve any plan under Rule 12b-1 to finance distribution expenses.

         2.11 The Trust represents that the Trust's investment policies, fees and expenses are and shall at all times remain in compliance with the laws of the State of Kansas and the Trust represents that its respective operations are and shall at all times remain in material compliance with the laws of the State of Kansas to the extent required to perform this Agreement.

         2.12 The Trust represents that it is lawfully organized and validly existing under the laws of the State of Delaware and that it does and will comply in all material respects with the 1940 Act.

         2.13 NB Management represents and warrants that it is a member in good standing of the NASD and is registered as a broker-dealer with the SEC. NB Management further represents that it will sell and distribute the Trust's share in accordance with the laws of the State of Kansas and any applicable state and federal securities law.

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         2.14 The trust represents and warrants that its directors, officers, employees dealing with the money and/or securities of the Trust are and shall continue to be at all times covered by a blanket fidelity bond or similar coverage for the benefit of the Trust in an amount not less than the minimum coverage as required by Rule 17g-(1) under the 1940 Act or related provisions as may be promulgated from time to time. The aforesaid blanket fidelity bond shall include coverage for larceny and embezzlement and shall be issued by a reputable bonding company.

         2.15 NB Management represents and warrants that it is registered as an investment adviser and shall remain duly registered under all applicable federal and state securities laws and that it shall perform its obligations for the Trust in compliance in all material respects with the laws of the State of Kansas and any applicable state and federal securities laws.

         2.16 Each party represents and warrants that the execution and delivery of this Agreement and the consummation of the transactions contemplated herein have been duly authorized by all necessary corporate, partnership or trust action, as applicable, by such party, and, when so executed and delivered, this Agreement will be the valid and binding obligation of such party enforceable in accordance with its terms.

Article III.  PROSPECTUS AND PROXY STATEMENTS

         3.1 TRUST shall prepare and be responsible for filing with the SEC and any state regulators requiring such filing all shareholder reports, notices, proxy materials (or similar materials such as voting instruction solicitation materials), prospectuses and statements of additional information of TRUST. TRUST shall bear the costs of registration and qualification of shares of the Portfolios, preparation and filing of the documents listed in this Section 3.1 and all taxes to which an issuer is subject on the issuance and transfer of its shares.

         3.2 TRUST will bear the printing costs (or duplicating costs with respect to the statement of additional information) and mailing costs associated with the delivery of the following TRUST (or individual Portfolio) documents, and any supplements thereto, to existing Variable Contract owners of LIFE COMPANY (regardless of whether such documents are printed together with, or separate from, the documents for other trusts in the Variable Contracts):

         (i)   prospectuses and statements of additional information;

         (ii)  annual and semi-annual reports; and

         (iii) proxy materials (including, but not limited to, the proxy cards, notice and statement, as well as the costs associated with tabulating votes).

         LIFE COMPANY will submit any bills for printing, duplicating and/or mailing costs, relating to the TRUST documents described above, to TRUST for reimbursement by TRUST. LIFE COMPANY shall monitor such costs and shall use its best efforts to control these

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costs. LIFE COMPANY will provide TRUST on a semi-annual basis, or more frequently as reasonably requested by TRUST, with a current tabulation of the number of existing Variable Contract owners of LIFE COMPANY whose Variable Contract values are invested in TRUST. This tabulation will be sent to TRUST in the form of a letter signed by a duly authorized officer of LIFE COMPANY attesting to the accuracy of the information contained in the letter. If requested by LIFE COMPANY, the TRUST shall provide such documentation (including a final copy of the TRUST's prospectus as set in type or in camera-ready copy) and other assistance as is reasonably necessary in order for LIFE COMPANY to print together in one document the current prospectus for the Variable Contracts issued by LIFE COMPANY and the current prospectus for the TRUST. Should LIFE COMPANY wish to print any of these documents in a format different from that provided by TRUST, LIFE COMPANY shall provide Trust with sixty (60) days' prior written notice and LIFE COMPANY shall bear the cost associated with any format change.

         3.3 TRUST will provide, at its expense, LIFE COMPANY with the following TRUST (or individual Portfolio) documents, and any supplements thereto, with respect to prospective Variable Contract owners of LIFE COMPANY:

          (i) camera-ready copy of the current prospectus for printing by the LIFE COMPANY;

          (ii) a copy of the statement of additional information suitable for duplication;

          (iii) camera-ready copy of proxy material suitable for printing; and

          (iv) camera-ready copy of the annual and semi-annual reports for printing by the LIFE COMPANY.

         3.4 TRUST will provide LIFE COMPANY with at least one complete copy of all prospectuses, statements of additional information, annual and semi-annual reports, proxy statements, exemptive applications and all amendments or supplements to any of the above that relate to the Portfolios promptly after the filing of each such document with the SEC or other regulatory authority. LIFE COMPANY will provide TRUST with at least one complete copy of all prospectuses, statements of additional information, annual and semi-annual reports, proxy statements, exemptive applications and all amendments or supplements to any of the above that relate to a Separate Account promptly after the filing of each such document with the SEC or other regulatory authority.

Article IV.  SALES MATERIALS

         4.1 LIFE COMPANY will furnish, or will cause to be furnished, to TRUST and NB MANAGEMENT, each piece of sales literature or other promotional material in which TRUST or NB MANAGEMENT is named, at least five (5) Business Days prior to its intended use. No such

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material will be used if TRUST or NB MANAGEMENT objects to its use in writing within five (5) Business Days after receipt of such material.

         4.2 TRUST and NB MANAGEMENT will furnish, or will cause to be furnished, to LIFE COMPANY, each piece of sales literature or other promotional material in which LIFE COMPANY or its Separate Accounts are named, at least five
(5) Business Days prior to its intended use. No such material will be used if LIFE COMPANY objects to its use in writing within five (5) Business Days after receipt of such material.

         4.3 TRUST and its affiliates and agents shall not give any information or make any representations on behalf of LIFE COMPANY or concerning LIFE COMPANY, the Separate Accounts, or the Variable Contracts issued by LIFE COMPANY, other than the information or representations contained in a registration statement or prospectus for such Variable Contracts, as such registration statement and prospectus may be amended or supplemented from time to time, or in reports of the Separate Accounts or reports prepared for distribution to owners of such Variable Contracts, or in sales literature or other promotional material approved by LIFE COMPANY or its designee, except with the written permission of LIFE COMPANY.

         4.4 LIFE COMPANY and its affiliates and agents shall not give any information or make any representations on behalf of TRUST or concerning TRUST other than the information or representations contained in a registration statement or prospectus for TRUST, as such registration statement and prospectus may be amended or supplemented from time to time, or in sales literature or other promotional material approved by TRUST or its designee, except with the written permission of TRUST.

         4.5 For purposes of this Agreement, the phrase "sales literature or other promotional material" or words of similar import include, without limitation, advertisements (such as material published, or designed for use, in a newspaper, magazine or other periodical, radio, television, telephone or tape recording, videotape display, signs or billboards, motion pictures or other public media), sales literature (such as any written communication distributed or made generally available to customers or the public, including brochures, circulars, research reports, market letters, form letters, seminar texts, or reprints or excerpts of any other advertisement, sales literature, or published article), educational or training materials or other communications distributed or made generally available to some or all agents or employees, registration statements, prospectuses, statements of additional information, shareholder reports and proxy materials, and any other material constituting sales literature or advertising under National Association of Securities Dealers, Inc. rules, the '40 Act or the '33 Act.

Article V. POTENTIAL CONFLICTS

         5.1 The Board of Trustees of TRUST (the "Board") will monitor TRUST for the existence of any material irreconcilable conflict between the interests of the Variable Contract owners of Participating Insurance Company Separate Accounts investing in the TRUST. A

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material irreconcilable conflict may arise for a variety of reasons, including:
(a) state insurance regulatory authority action; (b) a change in applicable federal or state insurance, tax, or securities laws or regulations, or a public ruling, private letter ruling, or any similar action by insurance, tax, or securities regulatory authorities; (c) an administrative or judicial decision in any relevant proceeding; (d) the manner in which the investments of the TRUST are being managed; (e) a difference in voting instructions given by variable annuity and variable life insurance contract owners or by contract owners of different Participating Insurance Companies; or (f) a decision by a Participating Insurance Company to disregard voting instructions of Variable Contract owners.

         5.2 LIFE COMPANY will report any potential or existing conflicts to the Board. LIFE COMPANY will be responsible for assisting the Board in carrying out its responsibilities under the Conditions set forth in the notice issued by the SEC for the TRUST on April 12, 1995 (the "Notice") (Investment Company Act Release No. 21003), by providing the Board with all information reasonably necessary for it to consider any issues raised. This responsibility includes, but is not limited to, an obligation by LIFE COMPANY to inform the Board whenever Variable Contract owner voting instructions are disregarded by LIFE COMPANY. These responsibilities will be carried out with a view only to the interests of the Variable Contract owners.

         5.3 If a majority of the Board or a majority of its disinterested trustees determines that a material irreconcilable conflict exists, affecting the LIFE COMPANY, LIFE COMPANY, at its expense and to the extent reasonably practicable (as determined by a majority of disinterested trustees), will take any steps necessary to remedy or eliminate the irreconcilable material conflict, including: (a) withdrawing the assets allocable to some or all of the Separate Accounts from the TRUST or any Portfolio thereof and reinvesting those assets in a different investment medium, which may include another Portfolio of TRUST or another investment company or submitting the question as to whether such segregation should be implemented to a vote of all affected Variable Contract owners and, as appropriate, segregating the assets of any appropriate group (i.e., Variable Contract owners of one or more Participating Insurance Companies) that votes in favor of such segregation, or offering to the affected Variable Contract owners the option of making such a change; and (b) establishing a new registered management investment company or managed separate account. If a material irreconcilable conflict arises because of LIFE COMPANY's decision to disregard Variable Contract owner voting instructions, and that decision represents a minority position or would preclude a majority vote, LIFE COMPANY may be required, at the election of the TRUST, to withdraw its Separate Account's investment in the TRUST, and no charge or penalty will be imposed as a result of such withdrawal. The responsibility to take such remedial action shall be carried out with a view only to the interests of the Variable Contract owners.

         For the purposes of this Section 5.3, a majority of the disinterested members of the Board shall determine whether or not any proposed action adequately remedies any material irreconcilable conflict, but in no event will the TRUST or NB MANAGEMENT (or any other investment adviser of the TRUST) be required to establish a new funding medium for any Variable Contract. Further, LIFE COMPANY shall not be required by this Section 5.3 to establish a new funding medium for

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any Variable Contract if any offer to do so has been declined by a vote of a majority of Variable Contract owners materially affected by the irreconcilable material conflict.

         5.4 The Board's determination of the existence of a material irreconcilable conflict and its implications shall be made known promptly and in writing to LIFE COMPANY.

         5.5 No less than annually, LIFE COMPANY shall submit to the Board such reports, materials or data as the Board may reasonably request so that the Board may fully carry out the obligations imposed upon it by these Conditions. Such reports, materials, and data shall be submitted more frequently if deemed appropriate by the Board.

Article VI.  VOTING

         6.1 LIFE COMPANY will provide pass-through voting privileges to all Variable Contract owners so long as the SEC continues to interpret the '40 Act as requiring pass-through voting privileges for Variable Contract owners. Accordingly, LIFE COMPANY, where applicable, will vote shares of TRUST held in its Separate Accounts in a manner consistent with voting instructions timely received from its Variable Contract owners. LIFE COMPANY will be responsible for assuring that each of its Separate Accounts that participates in TRUST calculates voting privileges as follows. LIFE COMPANY shall vote shares for which it has not received timely voting instructions, as well as shares it owns, in the same proportion as it votes those shares for which it has received voting instructions.

         6.2 If and to the extent Rule 6e-2 and Rule 6e-3(T) are amended, or Rule 6e-3 is adopted, to provide exemptive relief from any provision of the '40 Act or the rules thereunder with respect to mixed and shared funding on terms and conditions materially different from any exemptions granted in the Order, then TRUST and/or LIFE COMPANY, as appropriate, shall take such steps as may be necessary to comply with Rule 6e-2 and Rule 6e-3(T), as amended, and Rule 6e-3, as adopted, to the extent such Rules are applicable.

Article VII.  INDEMNIFICATION

         7.1 Indemnification by LIFE COMPANY. LIFE COMPANY agrees to indemnify and hold harmless TRUST and NB MANAGEMENT and each of their Trustees, directors, officers, employees and agents and each person, if any, who controls TRUST or NB MANAGEMENT within the meaning of Section 15 of the '33 Act (collectively, the "Indemnified Parties" for purposes of this Article VII) against any and all losses, claims, damages, liabilities (including amounts paid in settlement with the written consent of LIFE COMPANY, which consent shall not be unreasonably withheld) or litigation (including legal and other expenses), to which the Indemnified Parties may become subject under any statute, regulation, at common law or otherwise, insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof) or settlements:

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          (a)  arise out of or are based upon any untrue statements or alleged untrue statements of any material fact contained in the Registration Statement, prospectus, or sales literature for the Variable Contracts or contained in the Variable Contracts (or any amendment or supplement to any of the foregoing), or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, provided that this agreement to indemnify shall not apply as to any Indemnified Party if such statement or omission or such alleged statement or omission was made in reliance upon and in conformity with information furnished to LIFE COMPANY by or on behalf of TRUST for use in the registration statement, prospectus or sales literature for the Variable Contracts or in the Variable Contracts (or any amendment or supplement) or otherwise for use in connection with the sale of the Variable Contracts or TRUST shares; or

          (b) arise out of or as a result of statements or representations (other than statements or representations contained in the registration statement, prospectus or sales literature of TRUST not supplied by LIFE COMPANY, or persons under its control) or wrongful conduct of LIFE COMPANY or any of its directors, officers, employees or agents, with respect to the sale or distribution of the Variable Contracts or TRUST shares; or

          (c) arise out of any untrue statement or alleged untrue statement of a material fact contained in a registration statement, prospectus, or sales literature of TRUST or any amendment thereof or supplement thereto or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading if such statement or omission or such alleged statement or omission was made in reliance upon and in conformity with information furnished to TRUST for inclusion therein by or on behalf of LIFE COMPANY; or

          (d) arise as a result of any failure by LIFE COMPANY to substantially provide the services and furnish the materials under the terms of this Agreement; or

          (e) arise out of or result from any material breach of any representation and/or warranty made by LIFE COMPANY in this Agreement or arise out of or result from any other material breach of this Agreement by LIFE COMPANY.

         7.2 LIFE COMPANY shall not be liable under this indemnification provision with respect to any losses, claims, damages, liabilities or litigation incurred or assessed against an Indemnified Party as such may arise from such Indemnified Party's willful misfeasance, bad faith, or gross negligence in the performance of such Indemnified Party's duties or by reason of such

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Indemnified Party's reckless disregard of obligations or duties under this
Agreement or to TRUST, whichever is applicable.

         7.3 LIFE COMPANY shall not be liable under this indemnification provision with respect to any claim made against an Indemnified Party unless such Indemnified Party shall have notified LIFE COMPANY in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claim shall have been served upon such Indemnified Party (or after such Indemnified Party shall have received notice of such service on any designated agent), but failure to notify LIFE COMPANY of any such claim shall not relieve LIFE COMPANY from any liability which it may have to the Indemnified Party against whom such action is brought otherwise than on account of this indemnification provision. In case any such action is brought against an Indemnified Party, LIFE COMPANY shall be entitled to participate at its own expense in the defense of such action. LIFE COMPANY also shall be entitled to assume the defense thereof, with counsel reasonably satisfactory to the party named in the action. After notice from LIFE COMPANY to such party of LIFE COMPANY's election to assume the defense thereof, the Indemnified Party shall bear the fees and expenses of any additional counsel retained by it, and LIFE COMPANY will not be liable to such party under this Agreement for any legal or other expenses subsequently incurred by such party independently in connection with the defense thereof other than reasonable costs of investigation.

         7.4 Indemnification by NB MANAGEMENT. NB MANAGEMENT agrees to indemnify and hold harmless LIFE COMPANY and each of its directors, officers, employees, and agents and each person, if any, who controls LIFE COMPANY within the meaning of Section 15 of the '33 Act (collectively, the "Indemnified Parties" for the purposes of this Article VII) against any and all losses, claims, damages, liabilities (including amounts paid in settlement with the written consent of NB MANAGEMENT which consent shall not be unreasonably withheld) or litigation (including legal and other expenses) to which the Indemnified Parties may become subject under any statute, or regulation, at common law or otherwise, insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof) or settlements:

          (a) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the registration statement, prospectus or sales literature of TRUST (or any amendment or supplement to any of the foregoing), or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, provided that this agreement to indemnify shall not apply as to any Indemnified Party if such statement or omission or such alleged statement or omission was made in reliance upon and in conformity with information furnished to NB MANAGEMENT or TRUST by or on behalf of LIFE COMPANY for use in the registration statement or prospectus for TRUST or in sales literature (or any amendment or supplement) or otherwise for use in connection with the sale of the Variable Contracts or TRUST shares; or

          (b) arise out of or as a result of statements or representations (other than statements or representations contained in the registration statement, prospectus or sales literature for the Variable Contracts not supplied by NB MANAGEMENT or persons under its control) or wrongful conduct of TRUST or NB MANAGEMENT or persons under their control, with respect to the sale or distribution of the Variable Contracts or TRUST shares; or

          (c) arise out of any untrue statement or alleged untrue statement of a material fact contained in a registration statement, prospectus, or sales literature covering the Variable Contracts, or any amendment thereof or supplement thereto, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, if such statement or omission or such alleged statement or omission was made in reliance upon and in conformity with information furnished to LIFE COMPANY for inclusion therein by or on behalf of TRUST; or

          (d) arise as a result of (i) a failure by TRUST to substantially provide the services and furnish the materials under the terms of this Agreement; or (ii) a failure by a Portfolio(s) invested in by the Separate Account to comply with the diversification requirements of Section 817(h) of the Code; or (iii) a failure by a Portfolio(s) invested in by the Separate Account to qualify as a "regulated investment company" under Subchapter M of the Code; or

          (e) arise out of or result from any material breach of any representation and/or warranty made by NB MANAGEMENT or TRUST in this Agreement or arise out of or result from any other material breach of this Agreement by NB MANAGEMENT or TRUST.

         7.5 NB MANAGEMENT shall not be liable under this indemnification provision with respect to any losses, claims, damages, liabilities or litigation to which an Indemnified Party would otherwise be subject by reason of such Indemnified Party's willful misfeasance, bad faith, or gross negligence in the performance of such Indemnified Party's duties or by reason of such Indemnified Party's reckless disregard of obligations and duties under this Agreement or to LIFE COMPANY.

         7.6 NB MANAGEMENT shall not be liable under this indemnification provision with respect to any claim made against an Indemnified Party unless such Indemnified Party shall have notified NB MANAGEMENT in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claim shall have been served upon such Indemnified Party (or after such Indemnified Party shall have received notice of such service on any designated agent), but failure to notify NB MANAGEMENT of any such claim shall not relieve NB

MANAGEMENT from any liability which it may have to the Indemnified Party against whom such action is brought otherwise than on account of this indemnification provision. In case any such action is brought against the Indemnified Parties, NB MANAGEMENT shall be entitled to participate at its own expense in the defense thereof. NB MANAGEMENT also shall be entitled to assume the defense thereof, with counsel reasonably satisfactory to the party named in the action. After notice from NB MANAGEMENT to such party of NB MANAGEMENT's election to assume the defense thereof, the Indemnified Party shall bear the fees and expenses of any additional counsel retained by it, and NB MANAGEMENT will not be liable to such party under this Agreement for any legal or other expenses subsequently incurred by such party independently in connection with the defense thereof other than reasonable costs of investigation.

         7.7 The provision of this Article VII shall survive the termination of this Agreement.

Article VIII.  TERM; TERMINATION

         8.1 This Agreement shall be effective as of the date hereof and shall continue in force until terminated in accordance with the provisions herein.

         8.2 This Agreement shall terminate in accordance with the following provisions:

          (a) At the option of LIFE COMPANY or TRUST at any time from the date hereof upon 180 days' notice, unless a shorter time is agreed to by the parties;

          (b) At the option of LIFE COMPANY, if TRUST shares are not reasonably available to meet the requirements of the Variable Contracts as determined by LIFE COMPANY. Prompt notice of election to terminate shall be furnished by LIFE COMPANY, said termination to be effective ten days after receipt of notice unless TRUST makes available a sufficient number of shares to reasonably meet the requirements of the Variable Contracts within said ten-day period;

          (c) At the option of LIFE COMPANY, upon the institution of formal proceedings against TRUST or NB MANAGEMENT by the SEC, the National Association of Securities Dealers, Inc., or any other regulatory body, the expected or anticipated ruling, judgment or outcome of which would, in LIFE COMPANY's reasonable judgment, materially impair TRUST's or NB MANAGEMENT's ability to meet and perform their respective obligations and duties hereunder. Prompt notice of election to terminate shall be furnished by LIFE COMPANY with said termination to be effective upon receipt of notice;

          (d) At the option of TRUST, upon the institution of formal proceedings against LIFE COMPANY by the SEC, the National Association of Securities Dealers, Inc., or any other regulatory body, the expected or anticipated ruling, judgment or outcome of which would, in TRUST's reasonable judgment, materially impair LIFE COMPANY's ability to meet and perform its obligations and duties hereunder. Prompt notice of election to terminate shall be furnished by TRUST with said termination to be effective upon receipt of notice;

          (e) At the option of LIFE COMPANY, in the event TRUST's shares are not registered, issued or sold in accordance with applicable state or federal law, or such law precludes the use of such shares as the underlying investment medium of Variable Contracts issued or to be issued by LIFE COMPANY. Termination shall be effective immediately upon notice to TRUST;

          (f) At the option of TRUST if the Variable Contracts cease to qualify as annuity contracts or life insurance contracts, as applicable, under the Code, or if TRUST reasonably believes that the Variable Contracts may fail to so qualify. Termination shall be effective upon receipt of notice by LIFE COMPANY;

          (g) At the option of LIFE COMPANY, upon TRUST's breach of any material provision of this Agreement, which breach has not been cured to the satisfaction of LIFE COMPANY within ten days after written notice of such breach is delivered to TRUST;

          (h) At the option of TRUST, upon LIFE COMPANY's breach of any material provision of this Agreement, which breach has not been cured to the satisfaction of TRUST within ten days after written notice of such breach is delivered to LIFE COMPANY;

          (i) At the option of TRUST, if the Variable Contracts are not registered, issued or sold in accordance with applicable federal and/or state law. Termination shall be effective immediately upon such occurrence without notice to LIFE COMPANY;

          (j) At the option of LIFE COMPANY in the event that any Portfolio ceases to qualify as a Regulated Investment Company under Subchapter M of the Code or under any successor or similar provision, or if LIFE COMPANY reasonably believes that any Portfolio may fail to so qualify. Termination shall be effective immediately upon notice to the TRUST;

          (k) At the option of LIFE COMPANY in the event that any Portfolio fails to meet the diversification requirements specified in
               Article II hereof or if LIFE COMPANY reasonably believes that any Portfolio may fail to meet such diversification requirements. Termination shall be effective immediately upon notice to the TRUST;

          (l) In the event this Agreement is assigned without the prior written consent of LIFE COMPANY, TRUST, and NB MANAGEMENT, termination shall be effective immediately upon such occurrence without notice.

         8.3 Notwithstanding any termination of this Agreement pursuant to
Section 8.2 hereof, TRUST shall, at the option of the LIFE COMPANY, continue to make available additional TRUST shares, as provided below, for so long as LIFE COMPANY desires pursuant to the terms and conditions of this Agreement, for all Variable Contracts in effect on the effective date of termination of this Agreement (hereinafter referred to as "Existing Contracts"). Specifically, without limitation, if LIFE COMPANY so elects to make additional TRUST shares available, the owners of the Existing Contracts or LIFE COMPANY, whichever shall have legal authority to do so, shall be permitted to reallocate investments in TRUST, redeem investments in TRUST and/or invest in TRUST upon the payment of additional premiums under the Existing Contracts. In the event of a termination of this Agreement pursuant to Section 8.2 hereof, LIFE COMPANY, as promptly as is practicable under the circumstances, shall notify TRUST and NB MANAGEMENT whether LIFE COMPANY elects to continue to make TRUST shares available after such termination. If TRUST shares continue to be made available after such termination, the provisions of this Agreement shall remain in effect.

         8.4 Except as necessary to implement Variable Contract owner initiated transactions, or as required by state insurance laws or regulations, LIFE COMPANY shall not redeem the shares attributable to the Variable Contracts (as opposed to the shares attributable to LIFE COMPANY's assets held in the Separate Accounts or invested directly), and LIFE COMPANY shall not prevent Variable Contract owners from allocating payments to a Portfolio that was otherwise available under the Variable Contracts, until thirty (30) days after the LIFE COMPANY shall have notified TRUST of its intention to do so.

Article IX.  NOTICES

         Any notice hereunder shall be given by registered or certified mail return receipt requested to the other party at the address of such party set forth below or at such other address as such party may from time to time specify in writing to the other party.

If to TRUST or NB MANAGEMENT:

                       Neuberger Berman Management Inc.
                       605 Third Avenue

                       New York, NY 10158-0006
                       Attention: Ellen Metzger, General Counsel

                       If to LIFE COMPANY:

                       Security Benefit Life Insurance Company
                       700 SW Harrison
                       Topeka, Kansas 66636
                       Attention:  General Counsel


         Notice shall be deemed given on the date of receipt by the addressee as evidenced by the return receipt.

Article X. MISCELLANEOUS

         10.1 The captions in this Agreement are included for convenience of reference only and in no way define or delineate any of the provisions hereof or otherwise affect their construction or effect.

         10.2 This Agreement may be executed simultaneously in two or more counterparts, each of which taken together shall constitute one and the same instrument.

         10.3 If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of the Agreement shall not be affected thereby.

         10.4 This Agreement shall be construed and the provisions hereof interpreted under and in accordance with the laws of the State of New York. It shall also be subject to the provisions of the federal securities laws and the rules and regulations thereunder and to any orders of the SEC granting exemptive relief therefrom and the conditions of such orders.

         10.5 The parties agree that the assets and liabilities of each Portfolio are separate and distinct from the assets and liabilities of each other Portfolio. No Portfolio shall be liable or shall be charged for any debt, obligation or liability of any other Portfolio. No Trustee, officer or agent shall be personally liable for such debt, obligation or liability of any Portfolio.

         10.6 Each party shall cooperate with each other party and all appropriate governmental authorities (including without limitation the SEC, the National Association of Securities Dealers, Inc. and state insurance regulators) and shall permit such authorities reasonable access to its books and records in connection with any investigation or inquiry relating to this Agreement or the transactions contemplated hereby.

         10.7 The rights, remedies and obligations contained in this Agreement are cumulative and are in addition to any and all rights, remedies and obligations, at law or in equity, which the parties hereto are entitled to under state and federal laws.

         10.8 No provision of this Agreement may be amended or modified in any manner except by a written agreement properly authorized and executed by TRUST, NB MANAGEMENT and the LIFE COMPANY.

         IN WITNESS WHEREOF, the parties have caused their duly authorized officers to execute this Fund Participation Agreement as of the date and year first above written.


NEUBERGER BERMAN                                  NEUBERGER BERMAN
ADVISERS MANAGEMENT TRUST                         MANAGEMENT INC.

By: PETER E. SUNDMAN                              By: PETER E. SUNDMAN
Name: Peter E. Sundman                            Name: Peter E. Sundman
Title: Chairman and CEO                           Title: Chairman and CEO

SECURITY BENEFIT LIFE INSURANCE COMPANY

By: ELLIOTT SHIFMAN
Name: Elliott Shifman
Title: Vice President

APPENDIX A

Neuberger Berman Advisers Management Trust Portfolios
-----------------------------------------------------

Balanced Portfolio

Growth Portfolio

Guardian Portfolio

International Portfolio

Limited Maturity Bond Portfolio

Liquid Asset Portfolio

Mid-Cap Growth Portfolio

Partners Portfolio

Socially Responsive Portfolio

                                   APPENDIX B


Separate Accounts                                    Selected Portfolios
-----------------                                    -------------------

SBL Variable Annuity Account XIV                     Guardian Portfolio
                                                     Partners Portfolio

                               AMENDMENT NUMBER 1
                           TO PARTICIPATION AGREEMENT

WHEREAS, Security Benefit Life Insurance Company (the "Life Company"), and Neuberger Berman Advisers Management Trust (the "Trust"), a Delaware business trust, and Neuberger Berman Management Inc. (the "NB Management"), a New York corporation are parties to a Participation Agreement dated January 24, 2001 (the "Agreement"); and

WHEREAS, terms of the Agreement contemplate that certain Portfolios of the Trust will be available to the Life Company as one of the funding vehicles for Variable Contracts offered by certain Separate Accounts; and

WHEREAS, the parties wish to add certain Portfolios to the Agreement by deleting the existing Appendix A and replacing it with the Appendix A attached hereto; and

WHEREAS, the parties wish to add certain Separate Accounts to the Agreement by deleting the existing Appendix B and replacing it with the Appendix B attached hereto; and

WHEREAS, capitalized terms used but not defined herein, shall have the meaning given them in the Agreement; and

WHEREAS, all other terms of the Agreement shall remain in full force and effect;

NOW, THEREFORE, the parties hereto agree as follows:

1) The existing Appendix A and Appendix B to the Agreement are deleted and replaced with the Appendix A and Appendix B attached hereto and

2) Article X is amended by adding the following:

10.9 One or more new Portfolios of the Trust thereof may be established (each a "New Portfolio"), not then represented on Appendix A hereto. Each such New Portfolio shall become subject to the provisions of the Agreement to the same extent as the existing Portfolios as reflected on Appendix A, except to the extent that such provisions may be modified with respect to each additional New Portfolio in writing by the parties at the time of the addition of the New Portfolio, and each such New Portfolio shall be added to Appendix A.

IN WITNESS WHEREOF, each of the parties hereto has caused this Amendment No. 1 to the Agreement to be executed in its name and on its behalf by its duly authorized representative effective.

Security Benefit Life
Insurance Company                             By its authorized officer

                                              By:THOMAS A. SWANK
                                              Title:Senior Vice President,
                                                    CFO and Treasurer
                                              Date:1-23-06

Neuberger Berman Advisers Management Trust    By its authorized officer

                                              By:PETER E. SUNDMAN
                                              Title:Chairman and CEO
                                              Date:1-26-06

Neuberger Berman Management Inc.              By its authorized officer

                                              By:PETER E. SUNDMAN
                                              Title:President
                                              Date:1-26-06

                                                              December 9, 2005

                                   APPENDIX A


 NEUBERGER BERMAN ADVISERS MANAGEMENT TRUST PORTFOLIOS

Balanced Portfolio
Fasciano Portfolio - S Class
Focus Portfolio - S Class
Growth Portfolio
Guardian Portfolio - I Class
Guardian Portfolio - S Class
High Income Portfolio
International Portfolio - S Class
Limited Maturity Bond Portfolio
Liquid Asset Portfolio
Mid-Cap Growth Portfolio - I Class
Mid-Cap Growth Portfolio - S Class
Partners Portfolio
Regency Portfolio - I Class
Regency Portfolio - S Class
Socially Responsive Portfolio

                                   APPENDIX B


 SEPARATE ACCOUNTS

SBL Variable Annuity Account V & VI
SBL Variable Annuity Account VIII
SBL Variable Annuity Account XIV
SBL Variable Annuity Account XVI
SBL Variable Annuity Account XVII

                               AMENDMENT NUMBER 2
                                       TO

                          FUND PARTICIPATION AGREEMENT


This amendment (the "Amendment") is made and entered into as of January 1, 2006 by and among NEUBERGER BERMAN ADVISERS MANAGEMENT TRUST ("Trust"), NEUBERGER BERMAN MANAGEMENT INC. ("NBMI"), and SECURITY BENEFIT LIFE INSURANCE COMPANY ("Life Company") (Trust, NBMI and Life Company collectively, the "Parties") in order to modify that certain Fund Participation Agreement entered into by the Parties as of January 24, 2001, as amended (the "Agreement").

The Parties agree to amend the Agreement as follows:


1. The following is added to Article 1 of the Agreement:

                   The Parties intend that communications, processing and settlement of purchase and redemption transactions for Shares (collectively, "Share transactions") shall occur via the Fund/SERV and Networking systems of the National Securities Clearing Corporation (hereinafter, "NSCC"). NBMI represents and warrants that it: (a) has entered into an agreement with NSCC, (b) has met and will continue to meet all of the requirements to participate in Fund/SERV and Networking, and (c) intends to remain at all times in compliance with the then-current rules and procedures of NSCC, all to the extent necessary or appropriate to facilitate such communications, processing, and settlement of Share transactions. Life Company represents that one or more of its affiliates (1) has entered into an agreement with NSCC and (2) has met and will continue to meet all of the requirements to participate in Fund/SERV and Networking, and (3) intends to remain at all times in compliance with the then-current rules and procedures of NSCC, all to the extent necessary or appropriate to facilitate such communications, processing, and settlement of Share transactions. NBMI or Trust agrees to provide Life Company or such other entity as Life Company directs with account positions and activity data relating to Share transactions via Networking. Life Company shall pay for Shares in the manner and within the time as required by the Fund/SERV and Networking rules.

                  For purposes of this Agreement, "Fund/SERV" shall mean NSCC's system for automated, centralized processing of mutual fund purchase and redemption orders, settlement, and account registration; "Networking" shall mean NSCC's (Level Four) system that allows mutual funds and life insurance companies to exchange account level information electronically. In all cases, processing and settlement of Share transactions shall be done in a manner consistent with applicable law.

                  In the event that any Party is prohibited or unable to communicate, process or settle Share transactions via Fund/SERV or Networking, such Party shall provide prompt notice to the other Parties. After all Parties have been notified, the original provisions contained in the Agreement regarding process or settlement of Share transactions shall apply.

3. Except as modified hereby, all other terms and conditions of the Agreement shall remain in full force and effect.


Acknowledged and agreed by:

NEUBERGER BERMAN ADVISERS     NEUBERGER BERMAN            SECURITY BENEFIT
MANAGEMENT TRUST              MANAGEMENT INC.             LIFE INSURANCE
                                                          COMPANY

By: PETER E. SUNDMAN          By: PETER E. SUNDMAN        By: THOMAS A. SWANK
Name: Peter E. Sundman        Name: Peter E. Sundman      Name: Thomas A. Swank
Title: Chairman and CEO       Title: Chairman and CEO     Title: Sr. Vice
                                                          President and CFO

                               AMENDMENT NUMBER 3
                           TO PARTICIPATION AGREEMENT

WHEREAS, Security Benefit Life Insurance Company (the "Life Company"), and Neuberger Berman Advisers Management Trust (the "Trust"), a Delaware business trust, and Neuberger Berman Management Inc. (the "NB Management"), a New York corporation are parties to a Participation Agreement dated January 24, 2001, as amended, (the "Agreement"); and

WHEREAS, terms of the Agreement contemplate that certain Portfolios of the Trust will be available to the Life Company as one of the funding vehicles for Variable Contracts offered by certain Separate Accounts; and

WHEREAS, the parties wish to add certain Separate Accounts to the Agreement by deleting the existing Appendix B and replacing it with the Appendix B attached hereto; and

WHEREAS, capitalized terms used but not defined herein, shall have the meaning given them in the Agreement; and

WHEREAS, all other terms of the Agreement shall remain in full force and effect;

NOW, THEREFORE, the parties hereto agree as follows:

        The existing Appendix B to the Agreement is deleted and replaced with the Appendix B attached hereto.

IN WITNESS WHEREOF, each of the parties hereto has caused this Amendment No. 3 to the Agreement to be executed in its name and on its behalf by its duly authorized representative effective.

Security Benefit Life
Insurance Company                               By its authorized officer

                                                By: Thomas A. Swank
                                                Title: Chief Operating Officer
                                                Date: August 25, 2008

Neuberger Berman Advisers Management Trust      By its authorized officer

                                                By: Peter E. Sundman
                                                Title: Chairman and CEO
                                                Date: December 11, 2008

Neuberger Berman Management Inc.                By its authorized officer

                                                By: Peter E. Sundman
                                                Title: President
                                                Date: December 11, 2008

                                   APPENDIX B



 SEPARATE ACCOUNTS

SBL Variable Annuity Account V & VI
SBL Variable Annuity Account VIII
SBL Variable Annuity Account XI
SBL Variable Annuity Account XIV
SBL Variable Annuity Account XVI
SBL Variable Annuity Account XVII